UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material under §240.14a-12

Phillips 66

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 5, 2025, Phillips 66 issued the following press release.

NEWS RELEASE

Phillips 66 Issues Letter to Shareholders

Confirms Elliott Investment Management’s Nomination of Director Candidates

HOUSTON, March 5, 2025 – Phillips 66 (NYSE:PSX) (the “Company”) today issued the following letter to its shareholders. The Company values shareholder feedback and is fully committed to continuing open engagement with all shareholders. This has been consistently demonstrated and expressed over the course of nearly two dozen meetings with Elliott Investment Management (“Elliott”) since October 2023, including the most recent meeting on March 3, 2025.

The Company also confirmed Elliott has nominated seven directors for election to Phillips 66’s Board of Directors (the “Board”) at the Company’s 2025 Annual Meeting. As the Company disclosed on February 19, the Board will present its recommendation regarding the director nominations with its definitive proxy statement to be filed with the U.S. Securities and Exchange Commission and made available to all shareholders eligible to vote at the 2025 Annual Meeting.

Following the proper procedures and in accordance with the Company’s By-Laws, the Board intends to put forward another management proposal to declassify the Board at our 2025 Annual Meeting and notes that it has done so five times since its 2015 Annual Meeting.

Fellow Shareholders:

At Phillips 66, we are committed to maximizing value for our shareholders through operational excellence and disciplined capital allocation.

We have a strong track record since our formation in 2012. We have built out a large-scale, competitive, high return Midstream platform, enhanced our chemicals position through Chevron Phillips Chemical Company (CPChem) and have made sustainable improvement to refining operations. These actions have positioned Phillips 66 as the leading energy business it is today.

Moreover, these actions have delivered substantial value for our shareholders. This includes total shareholder returns of 474%1 and returning $43 billion to shareholders through dividends and share repurchases. Most importantly, we have done all this while sustaining industry-leading safety performance.

[1]	Total Shareholder Return (“TSR”) from May 1, 2012 to March 4, 2025.

We Have Made Significant Progress on our Strategic Priorities

Phillips 66 has taken substantial action to deliver on our objectives that we laid out in 2022, and further enhanced in 2023. Our actions have led to significant progress and achievements, enhancing shareholder returns and operational efficiency. We are a business that will always act decisively when we can realize sustainable long-term growth to the benefit of our shareholders and all stakeholders.

•

Delivering strong total shareholder returns of 65%[2] since Mark Lashier became President and CEO of Phillips 66 on July 1, 2022, significantly outperforming the S&P 500 Energy Index (33%2) and our proxy peer group median (22%2)

•	Returning significant capital to shareholders with $13.6 billion in share repurchases and dividends from July 2022 through year-end 2024, exceeding our shareholder distribution target

•	Reducing refining costs by $1 per barrel since 2022 and committing to continued improvement

•

Maximizing value from our wellhead-to-market strategy by capturing $500 million of run rate synergies from our DCP Midstream acquisition (above our initial target of $300 million) and increasing our Midstream segment’s adjusted EBITDA by $1.5 billion since 2022

•

Maintaining our financial resilience with strong investment grade credit ratings (A3 / BBB+), engaging in a business optimization that has resulted in over $3 billion in non-core asset divestitures to date and capturing significant cost reductions since 2022 totaling $1.2 billion on a run-rate basis

•	Earning industry recognition for our exemplary safety performance in Midstream, Refining and Chemicals in 2022 and 2023

We Continue to Strengthen Our Business and Our Board

Below is an update on a number of our key strategic objectives and the actions underway:

Optimizing Our Business

We have demonstrated a commitment to evolving the business over time. We continue to high-grade our assets and capitalize on our growth platform to generate strong returns and significant free cash flow. We have simplified our business with over $3 billion in divestitures in the past year and returned over $5 billion to shareholders through a combination of share repurchases and dividends. We anticipate that our integrated NGL value chain growth strategy will be significantly strengthened with the pending EPIC acquisition.

Maintaining a Culture of Continuous Improvement, Operational Excellence and Cost Discipline

Our culture of continuous improvement demands, and will continue to demand, that we consistently and rigorously evaluate opportunities to optimize our cost structure and operational efficiency to maximize value for shareholders. While we have successfully reduced refining costs per barrel since 2022, as noted above, we recognize that we have more work to do in operations and costs. We are prioritizing our most competitive refineries and continuing to identify and execute cost-savings opportunities. Recently, we announced that we would cease operations at our Los Angeles Refinery in the fourth quarter of 2025, which will allow us to further high-grade our business. We continue to evaluate additional opportunities for efficiency enhancements.

[2]	Total Shareholder Return (“TSR”) from June 30, 2022 to March 4, 2025.

Returning Cash to Our Shareholders

As previously outlined, our 2025–2027 strategic targets include returning over 50% of net operating cash flow to shareholders while driving strong operational performance, implementing further cost reductions and continuing our focus on disciplined capital allocation.

Ensuring Strong Corporate Governance and Board Oversight

We recognize the importance of strong corporate governance and have taken proactive steps to ensure that our Board remains aligned with shareholder interests and is best positioned to oversee the Company’s strategy. Over the past four years, we have welcomed five new independent directors to the Board, including two in 2024. Bob Pease, a director we identified in partnership with Elliott Investment Management (“Elliott”), brings extensive experience in refining and the energy industry broadly. Grace Puma, our most recent addition to the Board, brings strong supply chain experience. Additionally, as we have many times before in 2015, 2016, 2018, 2021 and 2023, we will be seeking shareholder approval of a management proposal to declassify the Board at our 2025 Annual Meeting. Our Board is committed to an evolution that will be responsive to shareholders and beneficial to the business for the long-term.

We are Listening to Our Shareholders

We regularly engage with our shareholders through our cross-functional shareholder engagement program to obtain feedback and respond to investor input. In 2024, we engaged with shareholders representing over 60% of our outstanding shares and we will continue to build on that momentum in 2025. It was in this spirit that we first engaged with Elliott in October 2023, to hear their ideas and work together collaboratively. Constructive discussions led to the realization of a common focus on our ambitious goals to maximize shareholder value. We continued constructive dialogue with Elliott throughout 2024, including adding Bob Pease to our Board in February 2024 with Elliott’s support.

Despite several attempts to reach agreement on adding another director to Phillips 66’s Board, Elliott has chosen to forego constructive dialogue with us and launch their activist playbook. This included a series of attacks and proposals regarding the monetization of certain business units and, for the first time in our discussions, floating the idea of a separation.

Nevertheless, we remain fully committed to constructive engagement and finding a path forward with Elliott that will benefit all shareholders.

On Monday, March 3, our team travelled to New York and met with Elliott to express our continued commitment to finding a constructive path forward and offering to interview their director nominees. The meeting ended with Elliott representatives stating there were no immediate next steps. The next day, Elliott leaked their slate of director nominees to the media, issued a press release and filed a preliminary proxy statement. Our leadership team and Board stand ready to engage constructively when Elliott is ready despite these actions, which showed no genuine interest in engagement with Phillips 66.

The Board continuously and aggressively evaluates the portfolio and other alternatives with a view to maximizing long-term shareholder value – and is willing to take decisive action to achieve this goal. As always, we seriously and comprehensively review shareholder feedback with a focus on creating long-term value.

The Bottom Line

Phillips 66 is dedicated to transparency, accountability, and sustainable value creation for shareholders.

We have made substantial progress and realize there is more work to be done. We will continue to pursue opportunities that strengthen our position to the benefit of our shareholders. We look forward to your input and to provide further updates on our progress.

Sincerely,

Mark E. Lashier Chairman and Chief Executive Officer	Glenn F. Tilton Lead Independent Director

About Phillips 66

Phillips 66 (NYSE: PSX) is a leading integrated downstream energy provider that manufactures, transports and markets products that drive the global economy. The Company’s portfolio includes Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels businesses. Headquartered in Houston, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “commitments,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies or laws that relate to our operations, including regulations that seek to limit or restrict refining, marketing and midstream operations or regulate profits, pricing, or taxation of our products or feedstocks, or other regulations that restrict feedstock imports or product exports; our ability to timely obtain or maintain permits necessary for projects; fluctuations in NGL, crude oil, refined petroleum, renewable fuels and natural gas prices, and refining, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for refined petroleum or renewable fuels products; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for renewable fuels; potential liability from pending or future litigation; liability for remedial actions, including removal and reclamation obligations under existing or future environmental regulations; unexpected changes in costs for constructing, modifying or operating our facilities; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we have announced or may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected difficulties in manufacturing, refining or transporting our products; the level and success of drilling and production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for our products; failure to complete construction of capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance with laws; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets, which may also impact our ability to repurchase shares and declare and pay dividends; potential disruption of our operations due to accidents, weather events, including as a result of climate change, acts of terrorism or cyberattacks; general domestic and international economic and political developments, including armed hostilities (such as the Russia-Ukraine war), expropriation of assets, and other diplomatic developments; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions with respect to our asset portfolio that cause impairment charges; investments required, or reduced demand for products, as a result of environmental rules and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of equity affiliates we do not control; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

Phillips 66 plans to file a proxy statement and accompanying WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and its solicitation of proxies for Phillips 66’s director nominees and for other matters to be voted on. Phillips 66 may also file other relevant documents with the SEC regarding its solicitation of proxies for the 2025 Annual Meeting. PHILLIPS 66 SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of the proxy statement, any amendments or supplements to the proxy statement and other documents (including the WHITE proxy card) as and when filed by Phillips 66 with the SEC without charge from the SEC’s website at www.sec.gov. Copies of the documents filed by Phillips 66 with the SEC also may be obtained free of charge at Phillips 66’s investor relations website at https://investor.phillips66.com or upon written request sent to Phillips 66, 2331 CityWest Boulevard, Houston, TX 77042, Attention: Investor Relations.

Certain Information Regarding Participants

Phillips 66, its directors, certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from Phillips 66 shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information regarding the names of such directors and executive officers and their respective interests in Phillips 66, by securities holdings or otherwise, is available in Phillips 66’s proxy statement for the 2024 annual meeting of shareholders, which was filed with the SEC on April 3, 2024 (the “2024 Proxy Statement”), including in the sections captioned “Executive Compensation Program Overview,” “Director Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation Tables” and “Beneficial Ownership of Phillips 66 Securities.” To the extent that Phillips 66’s directors and executive officers have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the 2024 Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC, including: Form 4s filed by Gregory Hayes on April  2, 2024, May  2, 2024, June  4, 2024, July  2, 2024, August  2, 2024, September  4, 2024, October  2, 2024, November  4, 2024, December  4, 2024, January  3, 2025, January  17, 2025, February  4, 2025 and March  4, 2025; Form 4s filed by Richard G. Harbison on December  9, 2024, February  11, 2025 and February  13, 2025; Form 4s filed by Mark E. Lashier on April  2, 2024, May  16, 2024, December  9, 2024, February  11, 2025 and February  13, 2025; Form 4 filed by Glenn F. Tilton on January  17, 2025; Form 4s filed by Brian Mandell on December  9, 2024, February  11, 2025 and February  13, 2025; Form 4s filed by Kevin J. Mitchell on August  19, 2024, December  9, 2024, February  11, 2025 and February  13, 2025; Form 4s filed by Zhanna Golodryga on December  9, 2024, February  11, 2025 and February  13, 2025; Form 4 filed by Marna C. Whittington on January  17, 2025; Form 4s filed by Vanessa A. Sutherland on January  21, 2025, February  11, 2025 and February  13, 2025; Form 4 filed by Douglas T. Terreson on January  17, 2025; Form 4 filed by Denise R. Singleton on January  17, 2025; Form 4 filed by Denise L. Ramos on January  17, 2025; Form 4 filed by Julie L. Bushman on January  17, 2025; Form 4 filed by Lisa A. Davis on January  17, 2025; Form 4 filed by John E. Lowe on January  17, 2025; Form 4/A filed by Gary K. Adams on March  20, 2024 and Form 4 filed by Gary K. Adams on January  17, 2025; Form 4 filed by Charles M. Holley on January  17, 2025; Form 4 filed by Robert W. Pease on January  17, 2025; Form 3 filed by Ann M. Kluppel on May  16, 2024 and Form 4s filed by Ann M. Kluppel on December  9, 2024, February  11, 2025 and February  13, 2025; Form 3 filed by Don Baldridge on June  5, 2024 and Form 4s filed by Don Baldridge on December  9, 2024, January  3, 2025, February 13, 2025 and March 3, 2025; Form 3 filed by Grace Puma on October  11, 2024 and Form 4s filed by Grace Puma on October  11, 2024 and January 17, 2025. Additional information can also be found in Phillips 66’s Annual Report on Form 10-K for the year ended December  31, 2024, filed with the SEC on February 21, 2025.

CONTACTS

Jeff Dietert (investors)

832-765-2297

jeff.dietert@p66.com

Owen Simpson (investors)

832-765-2297

owen.simpson@p66.com

Thaddeus Herrick (media)

855-841-2368

thaddeus.f.herrick@p66.com

On March 5, 2025, Phillips 66 also shared the following email with its employees.

Phillips 66 Team,

Today we issued an open letter to our shareholders that spells out the success we’ve achieved together over the last few years.

This is unusual for Phillips 66. However, an investor – Elliott Investment Management – has taken recent action to criticize our company publicly. Following our efforts to engage in constructive private dialogue, as we do with all our investors, Elliott has nominated directors for election on our Board at our 2025 Annual General Meeting and escalated its criticism of our business. In line with our normal process, the Board will evaluate and present its recommendations regarding the director nominations in its definitive proxy statement for the 2025 Annual General Meeting.

We show all our shareholders the courtesy of engagement. But given Elliott’s recent actions, we feel it’s important that our employees and investors hear directly from us about our business strategy, why we’re proud of it, and how it will drive our company’s success in the future.

We understand that public companies are – and should be – held to a high level of public scrutiny. Our investors share our interest in the long-term success and continued improvement of Phillips 66, and we believe that open dialogue is necessary to build awareness and trust.

As we move forward, it is business as usual at Phillips 66, and it’s crucial that we remain focused and refrain from speculation. In the event you are contacted by media, we ask that you do not comment, but rather refer queries to Chuck Moran, our head of communications. Inquiries from investors should go to Jeff Dietert, our head of investor relations.

Please know we are committed to keeping you informed along the way.

Mark

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “commitments,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies or laws that relate to our operations, including regulations that seek to limit or restrict refining, marketing and midstream operations or regulate profits, pricing, or taxation of our products or feedstocks, or other regulations that restrict feedstock imports or product exports; our ability to timely obtain or maintain permits necessary for projects; fluctuations in NGL, crude oil, refined petroleum, renewable fuels and natural gas prices, and refining, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for refined petroleum or renewable fuels products; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for renewable fuels; potential liability from pending or future litigation; liability for remedial actions, including removal and reclamation obligations under existing or future environmental regulations; unexpected changes in costs for constructing, modifying or operating our facilities; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we have announced or may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected difficulties in manufacturing, refining or transporting our products; the level and success of drilling and production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for our products; failure to complete construction of capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance with laws; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets, which may also impact our ability to repurchase shares and declare and pay dividends; potential disruption of our operations due to accidents, weather events, including as a result of climate change, acts of terrorism or cyberattacks; general domestic and international economic and political developments, including armed hostilities (such as the Russia-Ukraine war), expropriation of assets, and other diplomatic developments; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions with respect to our asset portfolio that cause impairment charges; investments required, or reduced demand for products, as a result of environmental rules and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of equity affiliates we do not control; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

Phillips 66 plans to file a proxy statement and accompanying WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and its solicitation of proxies for Phillips 66’s director nominees and for other matters to be voted on. Phillips 66 may also file other relevant documents with the SEC regarding its solicitation of proxies for the 2025 Annual Meeting. PHILLIPS 66 SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of the proxy statement, any amendments or supplements to the proxy statement and other documents (including the WHITE proxy card) as and when filed by Phillips 66 with the SEC without charge from the SEC’s website at www.sec.gov. Copies of the documents filed by Phillips 66 with the SEC also may be obtained free of charge at Phillips 66’s investor relations website at https://investor.phillips66.com or upon written request sent to Phillips 66, 2331 CityWest Boulevard, Houston, TX 77042, Attention: Investor Relations.

Certain Information Regarding Participants

Phillips 66, its directors, certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from Phillips 66 shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information regarding the names of such directors and executive officers and their respective interests in Phillips 66, by securities holdings or otherwise, is available in Phillips 66’s proxy statement for the 2024 annual meeting of shareholders, which was filed with the SEC on April  3, 2024 (the “2024 Proxy Statement”), including in the sections captioned “Executive Compensation Program Overview,” “Director Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation Tables” and “Beneficial Ownership of Phillips 66 Securities.” To the extent that Phillips 66’s directors and executive officers have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the 2024 Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC, including: Form 4s filed by Gregory Hayes on April  2, 2024, May  2, 2024, June  4, 2024, July  2, 2024, August  2, 2024, September  4, 2024, October  2, 2024, November  4, 2024, December  4, 2024, January  3, 2025, January  17, 2025, February  4, 2025 and March  4, 2025; Form 4s filed by Richard G. Harbison on December  9, 2024, February  11, 2025 and February  13, 2025; Form 4s filed by Mark E. Lashier on April  2, 2024, May  16, 2024, December  9, 2024, February  11, 2025 and February  13, 2025; Form 4 filed by Glenn F. Tilton on January  17, 2025; Form 4s filed by Brian Mandell on December  9, 2024, February  11, 2025 and February  13, 2025; Form 4s filed by Kevin J. Mitchell on August  19, 2024, December  9, 2024, February  11, 2025 and February  13, 2025; Form 4s filed by Zhanna Golodryga on December  9, 2024, February  11, 2025 and February  13, 2025; Form 4 filed by Marna C. Whittington on January  17, 2025; Form 4s filed by Vanessa A. Sutherland on January  21, 2025, February  11, 2025 and February  13, 2025; Form 4 filed by Douglas T. Terreson on January  17, 2025; Form 4 filed by Denise R. Singleton on January  17, 2025; Form 4 filed by Denise L. Ramos on January  17, 2025; Form 4 filed by Julie L. Bushman on January  17, 2025; Form 4 filed by Lisa A. Davis on January  17, 2025; Form 4 filed by John E. Lowe on January  17, 2025; Form 4/A filed by Gary K. Adams on March  20, 2024 and Form 4 filed by Gary K. Adams on January  17, 2025; Form 4 filed by Charles M. Holley on January  17, 2025; Form 4 filed by Robert W. Pease on January  17, 2025; Form 3 filed by Ann M. Kluppel on May  16, 2024 and Form 4s filed by Ann M. Kluppel on December  9, 2024, February  11, 2025 and February  13, 2025; Form 3 filed by Don Baldridge on June  5, 2024 and Form 4s filed by Don Baldridge on December  9, 2024, January  3, 2025, February  13, 2025 and March  3, 2025; Form 3 filed by Grace Puma on October  11, 2024 and Form 4s filed by Grace Puma on October  11, 2024 and January 17, 2025. Additional information can also be found in Phillips 66’s Annual Report on Form 10-K for the year ended December  31, 2024, filed with the SEC on February 21, 2025.